                                                  Exhibit 10.9(n)


        ENGLISH VERSION OF THE AGREEMENT EXECUTED BY AND BETWEEN PARQUE INDUSTRIAL SANTIAGO NORTE, S. A. (PISANO) AND COMPONENT FOOTWEAR DOMINICANA, S. A. FOR THE LEASE OF
   BUILDING NO.5 AT ZONA FRANCA INDUSTRIAL SANTIAGO NAVARRETE


BETWEEN:

SANTIAGO NORTE, S. A. (PISANO) INDUSTRIAL PARK, a corporation organized and existing under Dominican laws, with main offices at the section of Ingenio Abajo, Santiago, duly represented herein by Engineer Federico Idelfonso Dominguez Aristy, a Dominican, of legal age, marital status married, an agricultural engineer, domiciled and residing in Santiago de los Caballeros, bearer of Personal ID Card No. 108239 Series 31, duly renewed, in his capacity as Chairman of the Board of Directors, to be referred to hereinafter as "PISANO", Party of the First Part; and

COMPONENT FOOTWEAR DOMINICANA, S. A., a company duly organized under the laws of the Dominican Republic, with offices at No. 52 Mustaf Kemal Ataturk Street in the city of Santo Domingo, National District, duly represented herein by Mister David Brett Gunn an American, of legal age, marital status married, bearer of U.S. Passport No. 130418425, in virtue of Resolution passed by the Board of Directors of the Corporation on December 15, 1993, to be referred to hereinafter as "LESSEE", Party of the Second Part.

Before formulating the lease herein, the parties state the following:

     a. PISANO is in charge of the technical and operational management of a Free Exportation Zone at Km. 7 1/2 of the Santiago-Navarrete Highway which operates under the name of "Zona Franca Santiago-Navarrete", and is ruled by the provisions of Law 8-90 of January 15, l990 to promote the establishment of new free zones and the growth of existing ones, the organization of which was duly approved by virtue of Executive Decree No. 27-92 of January 17, l992; and ratified by virtue of an agreement executed with the Dominican State on December 17, l992.

      b. LESSEE has requested PISANO before the corresponding proceeding the lease of an additional building to expand business operations in the Santiago Norte Industrial Park (to be referred to hereinafter as THE PARK), all of which shall be ruled by the provisions of Law 8-90 above cited, by the provisions herein and the Regulations that are attached hereto as Schedule A to be deemed as an integral part hereof;

Therefore, and in the understanding that the above preamble is to

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be deemed an integral part hereof,


         THE FOLLOWING HAS BEEN AGREED AND ENTERED INTO:


FIRST:   PISANO leases LESSEE hereby, and LESSEE agrees to  lease
the real estate described below for the price, term and under the conditions provided hereunder:

     A one story type A-1 building marked as number 5 located on Lot No. 60-Ref-A-15 of Cadaster District No. 161 in the Munici-pality of Santiago, having a height of 20 feet on the sides and 25 feet in the center, concrete block walls, reinforced concrete flooring to bear a strength of up to 15 PSI (feet per square inch) a steel frame supported by reinforced concrete columns, gauge 26 aluzinc sheet roofing, aluminum windows, a pinewood and glass door at the entrance , and a loading and unloading ramp in the front of the building, which building includes the following inner areas, according to the blueprints attached hereto as Schedule B to be deemed as an integral part hereof, to wit:

     Work Area                : 13,893.82 square feet
     Rest Rooms Area          :    380.30 square feet
     Office Area              :  1,328.86 square feet
     Emergency Plant Housing  :    376.60 square feet
     Mess room Area           :  1,883.00 square feet

     TOTAL                    : 17,862.60 Square feet


Paragraph: The parties herein agree hereby that formal delivery and reception of premises took place on January 15, 1994. The sixty (60) day period of grace that has been given to LESSEE to set up the equipment and machinery , a period during which LESSEE shall pay no rent at all, but the maintenance fees indicated herein above, began to count as of the date of said delivery; During the 60 day period of grace above stated, PISANO shall by mutual agreement with the LESSEE carry out any additional works requested according to its needs as indicated in Exhibit C of the agreement. Furthermore, any construction details which could not be completed before delivery due to their being directly or indirectly related to the above mentioned additional works shall then be completed.

Consequently, the first payment on account of monthly rent is to be made on March 15, 1994, according to the provisions of Article Third hereinbelow. Therefore, all payments of rent and maintenance fees shall be made every fifteenth day of each month.

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Furthermore,  the  parties herein agree hereby  that  during  the first three (3) years of this lease, LESSEE shall pay no rent at all on account of the area provided for the construction of a
mezzanine   allowing  for  the  expansion  of  the  manufacturing
operations in the leased premises.


In the event LESSEE decided to expand business operations to the mezzanine area during the term hereof, LESSEE shall effect PISANO an additional rental payment equal to seventy percent (70%) of the basic initial rental paid for the productive area, which measures 13,893.82 square feet.


SECOND: The lease herein shall be for a term of three (3) years as of the date of the satisfactory delivery to LESSEE of the building leased hereunder, which is to take place on January 15, 1994, and shall end automatically on January 15, 1997, LESSEE undertaking hereby to pay the monthly rental price until delivery of premises to PISANO, were said delivery to take place after the term agreed hereunder.

Notwithstanding the above stated, LESSEE may renew the lease herein for an additional two (2) year period, provided however, that a) in the event LESSEE had not expanded operations to the mezzanine area during the initial term of this agreement, and agrees to pay an amount equal to thirty percent (30%) of the monthly rental price paid by the enterprise for the productive area, measuring 13,893.82 square feet; and b) LESSEE shall advise PISANO its desire to renew the lease at least one hundred and eighty (180) days before the expiration of the three (3) year period above stated. In such a case the amout of the monthly rent shall be determined following the procedure provided in Article Third herein below".

In the eventual case LESSEE were compelled to terminate the agreement thorugh no fault of PISANO's before the expiration of the term agreed on, a penalty amounting to six (6) months' rental price shall be paid to PISANO. Sixty (60) days' advance notice of any such termination shall be given to PISANO. In any such case the provisions in article fourth herein shall be applied to the guarantee deposit.

It is expressly agreed by the parties that LESSEE may not assign or sub-lease in whole or in part its rights over the rented premises as provided hereunder without the prior and written consent of PISANO, except when assignee or sub-lessee were an affiliate or subsidiary of the parent company of LESSEE, in which

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case  LESSEE shall advise PISANO its intent to assign  the  lease and shall submit


PISANO all relevant documentation evidencing the affiliate or subsidiary character of any such new lessee. PISANO shall, if appropriate, execute within a term not to exceed thirty (30) days a new lease with the new lessee under the same terms and conditions herein and for the remaining period of its term.

Respecting the assignment of the rights of LESSEE hereunder and except in the event above foreseen concerning an assignee or sub-lessee which were an affiliate or subsidiary of the parent company of LESSEE prior due authorization by PISANO, the terms and conditions of the new lease shall be those applicable to new lessees at the time of the execution of the new lease. Likewise, in the event the LESSEE transfers a substantial part of its assets to a new entity authorized by PISANO to be a transferee of LESSEE's rights under this Lease, the terms and conditions of the new lease shall be those applicable to new lessees at the time of the execution of the new lease. Any assignees shall be duly authorized to operate at the Santiago Norte Industrial Park and must have been rated accordingly under Law No. 8-90 on free zones. In no case shall LESSEE claim to be entitled to any rights acquired over the building or on account of any goodwill gained.

THIRD: The basic price agreed on under this lease is of US$0.23 (twenty-three cents of a dollar) per square foot per month, that is to say, a monthly rental price of FOUR THOUSAND ONE HUNDRED EIGHT U. S. DOLLARS AND FOURTY CENTS (U$4,108.40) to be paid in advance at the offices of PISANO with no need of any prior requirement at all.

It is hereby agreed, however, that said basic price shall remain subject to an annual increase conmensurate with the rate of inflation in the United States of America on the basis of each calendar year, i.e., from January to December each year as of the year l995, using the official report of the Department of Commerce of the United States as source for the determination of said inflation rate.

Therefore, in order to enforce the above stated increase, every month of January of each year, the contract's lease price will be increased in advance taking a four percent (4%) as the annual increase average on the inflation rate, and such percentage will be adjusted when the Department of Commerce of the United States officially informs the inflation rate of that country in the former year. The adjustments can be positive or negative. In the first case, the resulting surplus will be inmediately demandable

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by  PISANO  to LESSEE, in the event the adjustment were negative,
PISANO   shall  credit  THE  LESSE's  account  for   the   amount
overcharged.


In order to precisely determine the adjustment increase above stated and its application hereto, an illustrative example is given in the Internal Regulations.

PISANO accepts, states and acknowledges that LESSEE, in its capacity as free zone enterprise is under the obligation to exchange foreign currency through commercial banks to cover the price of the lease and the cost of services, PISANO thus undertaking to exchange any considerations paid in dollars of the United States of America (US$) that were received through commercial banks hereunder, and to deliver LESSEE such documents as evidence that any such exchange has been made on behalf of LESSEE within a term not to exceed thirty (30) days as of the date each payment were made. The parties herein agree hereby that were Law 8-90 of l990 and law 26l of l964 to be amended so as to allow payment in United States dollars (US$) and free zone enterprises were relased from their dollar exchange obligation, the provisions herein shall remain without effect.

Paragraph. In case of failure to effect a monthly rental payment on the date provided herein or were any other monetary obligations to become overdue, interest shall accrue thereon at the rate of one percent (l%) per month and/or fraction thereof, such interest to be charged to LESSEE automatically and without need of any prior advice thereof.

FOURTH: LESSEE shall deliver PISANO a guarantee deposit amounting to three (3) months' rental payment, or TWELVE
THOUSAND, THREE HUNDRED AND TWENTY FIVE U.S. DOLLARS AND TWENTY CENTS (US$12,325.20) to be delivered to PISANO in U.S. dollars at the execution hereof.

The exchange obligation foreseen in article third hereinabove shall apply to such considerations as were delivered as deposit; thus, LESSEE expressly acknowledges hereby that any eventual reimbursement of any considerations delivered as deposit, if appropriate, shall be necessarily made in Dominican pesos for such amounts as were evidenced by the appropriate exchange receipts delivered on account of the two installments provided in this article.

Such deposit as is provided herein shall be returned to LESSEE as above stated not later than sixty (60) days as of delivery by LESSEE and reception by PISANO of the leased premises, except for any deductions that may be applied to said deposit, which would

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be the following:

     A. Any maintenance repairs that had not been made by LESSEE during the term hereof or any repairs that needed to be made because of damages to the rented premises resulting from the fault of LESSEE.


     B. Any considerations owed by LESSEE on account of any of the services listed in article fifth hereof.

     C.  Any interest accruing over any considerations owed.

It is understood that LESSEE shall not be entitled to offset any amounts given in deposit against any rental payments owed by LESSEE and any such considerations or fractions thereof shall remain for the benefit of PISANO in the event LESSEE did not begin its business operations within the term of one hundred and twenty (120) days following its solicitude before the National Council of Free Zones for the ampliation of is Free Zone License as stated in article sixth hereof, except in case of force majeure duly verified by the parties or for causes which were not the fault of LESSEE, in which event the above term shall be suspended but in no case shall LESSEE be released from complying with each and every one of its obligations hereunder, specially as to the monthly payment of the rental and the maintenance fees.

It is further understood that the deposit obligation provided in article fourth hereinabove is not to be deemed as a limitation of the liability of LESSEE and that, consequently, in the event of default by LESSEE damages may be claimed by PISANO for a consideration in excess of said deposit, PISANO being entitled to claim any additional values for any direct or indirect damages that may have been caused by LESSEE.

FIFTH:   PISANO  shall  provide LESSEE the  direct  and  indirect
services listed below:

     Direct services

     a. Admission Control
     b. Garbage collection
     c. Water supply
     d. Van parking.
     e. Sewer and drainage.

     Indirect services:

     a. Street lighting
     b. Health Clinic

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     c. Cafeteria- Messroom.
     d. Firemen Service.
     e. Audio and data communications network; and
     f. Electric Power networks.
     g. Security Service Facilities


LESSEE acknowledges hereby respecting the above basic services that same shall be provided as stated in the Regulations ruling leases in the PARK which are attached hereto as an integral part hereof.

Paragraph I. It is expressly agreed that PISANO shall make LESSEE a monthly charge which LESSEE accepts, amounting to ten (10%) of the monthly rental price of the lease as provided in article third hereinabove, on account of providing the direct services of Admission Control, garbage collection, street lighting, sewer and drainage and the payment of the personnel working as firemen, PISANO undertaking hereby to pay the above services on a monthly basis with no delay whatever, in the understanding that such rates as shall rule these services may be subject to revision by mutual agreement. Direct water supply and container parking services shall be collected as provided in
Section  IV-A,  letters  c)  and  d)  of  the  attached  Internal
Regulations.

Paragraph II. Any considerations due and remaining unpaid on account of the above services shall accrue interest at the rate of one (l%) percent per month and/or fraction thereof,and any such amounts overdue shall be deemed to be a breach hereto.


SIXTH: LESSEE herein shall be solely authorized to set up and operate in the PARK such business as were provided in its Free
Zone License or in the ammendments to such License, and that industrial operations shall be started within a term not to exceed one hundred and twenty (120) days as of securing said Free Zone License or in its ammendments, except in the event of force majeure duly verified or for causes that were not the fault of LESSEE, in which event such a term shall be suspended; however, LESSEE shall in no event be released from compliance with each and every one of its obligations hereunder, specifically the obligation to pay the monthly rental and maintenance fees.

Paragraph I. In the event LESSEE were unable to secure within a term of one hundred and twenty (120) days as of the date of delivery of the leased premises its rating as free zone enterprise due to force majeure or without fault, the lease herein shall be automatically terminated with no liability for the parties, and LESSEE shall effect delivery of the premises within a term of thirty (30) days. The parties herein acknowledge hereby that in the event foreseen in this paragraph LESSEE shall pay PISANO such rental price and manintenance fees, as shall cover the time during which LESSEE shall have effectively occupied such premises, while PISANO shall effect delivery of the deposit amount provided in article fourth hereinabove after duly effecting whatever deductions were appropriate.


Paragraph II. It is expressly agreed that were LESSEE to be cancelled its free zone rating under Law 8-90 due to its fault duly proven, LESSEE shall be under the obligation to vacate and deliver PISANO the rented premises within a term of ninety (90) days as of the date of any such cancellation, LESSEE therefore losing its right to reimbursement of the guarantee deposit provided in article 4 hereinabove and being compelled to pay the penalty foreseen in article second hereinabove, as well as the monthly rental price up until the time it were to actually and effectively vacate and deliver the rented premises, without prejudice of any other damages as appropriate.

Paragraph III. It is understood by the parties that LESSEE shall as soon as possible deposit in the offices of PISANO a copy of such documentation as was used in support of its free zone rating application, or its solicitude for the ammendement of its Free Zone License intended to enlarge its operations and a copy of the Resolution by the National Free Exportation Council within a term of thirty (30) days as of the date of said Resolution.

SEVENTH: LESSEE hereing shall be entitled to withdraw at the expiration hereof, all and any machinery and equipment, electrical installations in general, air conditioners, furniture, and in general, any goods of any kind which were owned by LESSEE and had been installed by LESSEE in the rented premises prior due authorization by the General Customs Directorate, provided however, the premises were left in the same condition they were found. However, any improvements thereto shall remain for the benefit of PISANO with no compensation whatever; this will include any additional doors, windows or bathrooms, air extractors, inside partitions, any annexities constructed after due prior approval, any alterations to the structure of the roof, etc.

EIGHTH:   LESSEE  shall at its own expense  maintain  the  rented
premises in good state of upkeep, thus undertaking all such maintenance repairs as were required therefor, as well as such as were necessary to repair any damages resulting from the fault of LESSEE.

It is understood that LESSEE shall not be responsible for repairing any damages resulting from hidden or structural defects in the rented premises.

Twelve   (12)   months   after  delivery  of  the  premises,  all
expenditures on account of disrepairs to floorings, doors and windows shall be covered by LESSEE.


NINTH: LESSEE undertakes to secure insurance policies and maintain them in force so as to cover the rented premises against risks, such policies to name PISANO as beneficiary, securing as well third party liability insurance covering both individuals and property inside the premises as provided in the Regulations attached hereto.

LESSEE  further acknowledges the convenience for its business  of
securing   insurance  against  any  losses  involving  machinery,
equipment, raw materials, finished goods and other items making up the assets of the business.

TENTH: Except for the two (2) year renewal option provided in Article Second (2) hereinabove, the parties herein agree hereby that this lease may not be tacitly extended. In the event LESSEE desired to renew the lease after its agreed three (3) year term of duration and the two (2) year extension provided hereinabaove, PISANO shall be given written advice thereof one hundred and eighty (180) days before the time of said expiration. Any such renewal shall be approved through an agreement signed by both parties herein.

ELEVENTH:   It  is  expressly agreed that the working  conditions
prevailing in the leased premises shall abide by all such regulations and rules on health, industrial safety and others as have been provided by the Departments of Labor, Public Health and other interested agencies.

TWELFTH: It is expressly agreed hereunder that the business operations of LESSEE shall be of a continuous nature; therefore, any temporary suspension of business in excess of seven (7) working days shall be advised in writing to PISANO within the next twenty-four (24) hours after any such suspension. In such cases, LESSEE shall comply with all local labor provisions currently in force in the Dominican Republic. Likewise, the parties herein agree that closing of LESSEE'S operations due to collective vacations shall not be previously notified by LESSEE to PISANO.


LESSEE herein acknowledges hereby that in the event of any suspension of business as above stated in no case shall LESSEE be released from complying with each and every one of its obligations hereunder. Similarly, LESSEE herein acknowledges that the basic aim of Law 8-90 on industrial free zones under which terms it is operating in the Dominican Republic is the creation of permanent sources of work. In the event of any suspension lasting for more than six (6) months in a given calendar year, PISANO will be entitled to file for the termination hereof.


THIRTEENTH: In the event of incompliance with any of the obligations of LESSEE hereunder, PISANO shall advise LESSEE of any such incompliance through certified letter return receipt requested or through bailiff's notice, therein giving LESSEE a thirty (30) day term to remedy any such incompliance.

Were LESSEE to ignore any such communication, PISANO shall be entitled to demand the termination hereof further claiming such damages as might result from any such incompliance.


FOURTEENTH:    LESSEE  shall  repay  PISANO  all   administrative
expenditures incurred in drawing, executing and notarizing the lease herein, such expenses amounting to ONE THOUSAND, TWO
HUNDRED AND FIFTY UNITED STATES DOLLARS (US$1,250.00).

Paragraph. In the event PISANO had to retain the professional services of an office of attorneys due to incompliance by LESSEE with any of its obligations hereunder, LESSEE shall reimburse PISANO all expenses and reasonable attorneys' fees incurred.


FIFTEENTH: The parties herein expressly agree hereby that in the event of any disagreements or lawsuits respecting the lease herein, same shall be submitted to Dominican courts, waivering their right to resort to any other courts that may be empowered to hear said disagreements or lawsuits. Furthermore, it is agreed that for anything not specially contemplated herein, the parties shall abide by the provisions of Dominican laws.


SIXTEENTH: For all the purposes and consequences hereof the parties elect their domiciles as follows: PISANO, at its main offices at Parque Industrial Santiago Norte, and LESSEE, at the law offices of PEREYRA & BIAGGI, located at 52 Mustafa Kemal Ataturk St. in the city of Santo Domingo, National District, Dominican Republic, where LESSEE shall be served any legal or extra legal documents concerning the execution hereof.

SEVENTEENTH:   The  parties  herein  agree  hereby  to   adscribe
territorial jurisdiction to any of the following courts in the event of any differences between then:

      A) For any matters falling under the jurisdiction or ratione materiae of a court of peace, to the Court of Peace of the Third Circumscription of the Municipality of Santiago.

      B) For any matters falling under the jurisdiction or ratione materiae of a Court of First Instance, to the Civil and Commercial Chamber of the Second Circumscription of the Court of First Instance of the Judicial District of Santiago.


EIGHTEENTH:  This   agreement  has  been  executed  in  both  the
Spanish and English languages. The parties herein expressly agree that in case of any interpretation controversy, the Spanish version will prevail.

Executed and signed in two originals having the same tenor and effect, one for each one of the parties, in the city of Santiago de los Caballeros, Dominican Republic, on the Sixteenth (16) day of the month of December, year nineteen hundred and ninety-three
(l993).



        PARQUE INDUSTRIAL SANTIAGO NORTE, S. A. (PISANO)

        /s/ Federico Idelfonso Dominguez Aristy

          (by) Eng. Federico Idelfonso Dominguez Aristy
               Chairman of the Board of Directors



              COMPONENT FOOTWEAR DOMINICANA, S. A.

                    /s/ David Brett Gunn

                    (by) Mr. David Brett Gunn